United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 8, 2013
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2013, we announced that Chief Executive Officer George P. Scanlon will be transitioning from that role effective December 7, 2013. Additionally, current President, Raymond R. ("Randy") Quirk has been named the company's new Chief Executive Officer and Brent B. Bickett, Executive Vice President, Corporate Finance has been named the company's President, both effective December 7, 2013.
Mr. Quirk has been with FNF for nearly 30 years and will continue to manage the title insurance business as part of his expanded responsibilities as CEO. Brent has been with the company for nearly fifteen years, managing our merger & acquisitions efforts. Brent's expanded role will include primary responsibility for FNF's portfolio of companies, including Remy, American Blue Ribbon Holdings, J. Alexander's, Ceridian and Digital Insurance.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	November 8, 2013	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	General Counsel and Corporate Secretary